UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 27, 2013

MEASUREMENT SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666

(Address of principal executive offices) (Zip Code)

(757) 766-1500

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2014 Performance-based Restricted Stock Awards

On June 27, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Measurement Specialties, Inc. (the “Company”) approved awards of time-based restricted stock units (“Time-based Awards”) and performance-based restricted stock units (“Performance-based Awards”) in accordance with the Measurement Specialties, Inc. 2010 Equity Incentive Plan (as amended, the “Plan”) to certain executives. The purpose of the awards is to provide members of management the opportunity for additional stock compensation in recognition of the positive performance of the Company and its stock price and as an important retention tool in light of actual compensation levels in recent years in comparison to the Company’s executive compensation peer group. The Performance-based awards also are intended to link a portion of each executive’s equity compensation to the continued achievement of operating cash flow performance, a criterion the Committee believes has a strong potential to impact longer-term shareholder value creation. Each award is effective July 1, 2013 and, in addition to being subject to customary terms and conditions as set forth in the Plan, is subject to specified vesting conditions summarized below and represents a contingent right to receive an amount of the Company’s common stock at a future date.

The Time-based Awards will vest over a 4-year period, with one-fourth (1/4) of the number of Time-based Awards granted to each recipient vesting on each of July 1, 2014, 2015, 2016, and 2017. The Performance-based Awards will vest, if at all, on July 1, 2018 if the Company’s Net Cash Provided by Operating Activities, as reported in the Company’s consolidated statement of cash flows filed with the Securities and Exchange Commission or, if such financial statements are not available at the time of determination, as otherwise disclosed in a press release by the Company (“Net Cash Provided by Operating Activities”) for at least one of the fiscal years ending March 31, 2014, 2015, 2016, 2017 or 2018, exceeds the Company’s Net Cash Provided by Operating Activities for the fiscal year ended March 31, 2013.

Subject to satisfaction of the applicable criteria described above, and as long as the executive is an employee of the Company or a subsidiary of the Company through the applicable vesting date, the following executive officers will receive the number of shares of the Company’s common stock as follows:

Name:	Time-based Awards	Performance-based Awards
Frank Guidone, Chief Executive Officer and President	22,000 shares	18,000 shares
Mark Thomson, Chief Financial Officer and Secretary	6,000 shares	19,000 shares
Steve Smith, Chief Operating Officer	8,000 shares	n/a
Glen MacGibbon, Executive Vice President	5,000 shares	10,000 shares
Mitch Thompson, Chief Technology Officer	5,000 shares	15,000 shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date: July 1, 2013